Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of PAETEC Holding Corp. of our report dated March 26, 2008, relating to our audits of the consolidated financial statements of McLeodUSA Incorporated and Subsidiaries, appearing in the Registration Statement on Form S-3 of PAETEC Holding Corp. (File No. 333-159344).

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Cedar Rapids, Iowa

June 22, 2010